UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2022
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 3, 2023, Carrols Restaurant Group, Inc. (the “Company”) announced that Paulo A. Pena, President, Chief Executive Officer and a member of the Board of Directors of the Company, passed away unexpectedly in the hospital on December 31, 2022. Pursuant to the Company’s CEO Succession Plan, on December 31, 2022, the Board of Directors of the Company appointed Anthony E. Hull, Vice President, Chief Financial Officer and Treasurer of the Company, to serve as Interim President and Chief Executive Officer of the Company. Mr. Hull will continue serving as Chief Financial Officer and Treasurer of the Company while serving as Interim President and Chief Executive Officer. Mr. Hull, age 64, has been Vice President, Chief Financial Officer and Treasurer of the Company since January 2020.

Prior to joining Carrols, Mr. Hull served as a Senior Advisor to Realogy Holdings Corp. (now known as Anywhere Real Estate Inc. NYSE: HOUS) (“Realogy”), a leading integrated provider of real estate services in the United States, from November 2018 until March 2019 and previously served as Realogy’s Executive Vice President, Chief Financial Officer and Treasurer from July 2006 until November 2018. Mr. Hull also served as Executive Vice President, Finance of Cendant Corporation (“Cendant”), a diversified holding company, from 2003 until Realogy’s separation from Cendant in July 2006. From January 1996 to September 2003, Mr. Hull served as Head of Finance, Accounting and IT at DreamWorks, a diversified entertainment company. From 1994 until 1995, Mr. Hull served as Chief Financial Officer of King World Productions, Inc., a NYSE listed television syndication and production company. From 1990 to 1994, Mr. Hull served as Corporate Vice President, Financial Planning at Paramount Communications, a diversified entertainment and publishing company. From 1984 to 1990, Mr. Hull worked in investment banking at Morgan Stanley.

Mr. Hull does not have any transactions with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01. REGULATION FD DISCLOSURE.

On January 3, 2023, the Company announced the appointment of Joseph Hoffman as Chief Restaurant Officer of the Company, a new executive level position created to oversee the Company’s restaurant operations, effective January 1, 2023.

Mr. Hoffman served as Senior Vice President, Operations of the Company in a non-executive level capacity from May 2022 to December 31, 2022, as a Division Vice President, Operations from June 2017 until April 2022, and as a Vice President, Region Director from June 1997 until May 2017. Mr. Hoffman has been an employee of the Company since 1993, when he joined the Company as a District Manager.

On January 3, 2023, the Company issued a press release announcing the appointment of Mr. Hoffman as Chief Restaurant Officer of the Company, the entire text of which is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS.

On January 3, 2023, the Company issued a press release announcing the unexpected death of Mr. Pena on December 31, 2022 and the appointment of Mr. Hull as the Interim President and Chief Executive Officer of the Company on December 31, 2022, the entire text of which is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Carrols Restaurant Group, Inc. Press Release dated January 3, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2023

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Jared L. Landaw
Name:	Jared L. Landaw
Title:	Vice President, General Counsel and Secretary